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                          INFORMATION ADVANTAGE, INC.
                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                              WITH LARRY J. FORD


     THIS AMENDMENT is entered into effective as of the 23rd day of May, 1995, by and between INFORMATION ADVANTAGE, INC., a Minnesota corporation (the "Company"), and LARRY J. FORD, a Connecticut resident ("Executive").

     WHEREAS, the Company and the Executive entered into an employment agreement, dated April 19, 1995 (the "Agreement"); and

     WHEREAS, the parties desire to amend a provision in the Agreement as provided below.

     NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Amendment and the Agreement, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. STOCK OPTION PLAN. Section 3(d) of the Agreement is hereby modified in its entirety to provide as follows:

          a. STOCK OPTION PLAN. Executive and Company shall enter into two separate Incentive Stock Option Agreements pursuant to the Company's 1992 Stock Option Plan, each agreement to be dated effective May 1, 1995, whereby Executive is granted two sets of Incentive Stock Options to purchase shares of Company's common stock, which Agreements are attached hereto as Exhibit "A (1)" (providing for a 5 year vesting schedule) and "A
     (2)" (providing for a 10 year vesting schedule). Company is in the process of raising additional equity through an offering of convertible preferred stock, which offering Company intends to conclude within the next three (3) months (the "Offering"). The parties agree that Executive shall receive options to purchase a total number of shares of common stock equal to 5% of the aggregate outstanding number of shares of common and preferred stock as determined on a post-Offering and fully diluted basis ("Option Shares"); provided that the dollar amount of the Offering taken into account for purposes of computing the number of Option Shares shall not exceed $7,100,000, including the conversion of $2,000,000 of convertible bridge financing extended to the Company. Upon conclusion of the Offering
     Company and Executive shall enter into the Incentive Stock Option Agreements. The Option Shares granted shall be split as follows: (i) an option representing eighty percent (80%) of the Option Shares shall be in the form of Exhibit A (1); and (ii) an option representing twenty percent (20%) of the Option Shares shall be in the form of Exhibit A (2).

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     2.   SCOPE OF AMENDMENT.   Except as modified herein, the Agreement shall
remain in full force and effect.

     IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed as of the day and year first above written.

EXECUTIVE:                              COMPANY:

                                        INFORMATION ADVANTAGE, INC.


/s/ Larry J. Ford                       By:
-----------------------------------         -----------------------------------
Larry J. Ford                               Promod Haque
                                            Member of Board of Directors


                                        By: /s/ Joel H. Gottesman
                                            -----------------------------------
                                            Joel H. Gottesman
                                            Member of Board of Directors

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